EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 15, 2007, except as to notes 5, 6, 7 and 23 which are as of September 7, 2007 relating to the consolidated financial statements and financial statement schedule of Nortel Networks Corporation (“Nortel”) (which audit report on the consolidated financial statements expressed an unqualified opinion, includes an explanatory paragraph relating to the restatement of the consolidated financial statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004, and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference referring to changes in accounting principles that have a material effect on the comparability of the financial statements) appearing in the Current Report on Form 8-K of Nortel dated September 10, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
We also consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 15, 2007, except as to notes 5, 6, 7 and 22 which are as of September 7, 2007 relating to the consolidated financial statements and financial statement schedule of Nortel Networks Limited (“Nortel”) (which audit report on the consolidated financial statements expressed an unqualified opinion, includes an explanatory paragraph relating to the restatement of the consolidated financial statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004, and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference referring to changes in accounting principles that have a material effect on the comparability of the financial statements) appearing in the Current Report on Form 8-K of Nortel dated September 10, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Canada
September 10, 2007

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